Exhibit 99.21

NEWS RELEASE

Contact:	David Kimichik Chief Financial Officer (972) 490-9600	Tripp Sullivan Corporate Communications, Inc. (615) 254-3376

ASHFORD HOSPITALITY TRUST REPORTS FOURTH QUARTER RESULTS
AND SIGNIFICANT INVESTMENT ACTIVITY

Total Acquired and Committed Investments Reach $384 Million

DALLAS — (March 24, 2004) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today reported results for the fourth quarter and year ended December 31, 2003. The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.

HIGHLIGHTS

Direct Hotel Investments

•	Completes acquisitions of $94 million, including planned capital improvements, in fourth quarter

•	Acquired and agreed to acquire assets since year end of $90 million, including planned capital improvements

•	Current portfolio to expand to 19 hotels totaling 3,104 rooms from six hotels at IPO

Mezzanine Loans and First Mortgage Participations

•	Acquired $10 million mezzanine loan on Hilton Times Square in fourth quarter

•	Originated one mezzanine loan for a total of $15 million since year end

•	Acquired two mezzanine loans and one subordinate first mortgage in 2004 for a total of $47 million

•	Current hotel financing portfolio totals $72 million

•	Weighted average spread of financing portfolio stands at 950 basis points over LIBOR with weighted average LIBOR floor of 2%

Reporting Basis

The financial results presented below and in the accompanying financial tables include the results of the Company from October 1, 2003, to December 31, 2003, results of the Company since its formation on August 29, 2003, and the results of the Predecessor prior to August 29, 2003.

Financial Results – Fourth Quarter

Total revenue for the fourth quarter ended December 31, 2003, increased 79.1% to $14,870,000 from $8,302,000 for the Predecessor’s fourth quarter ended December 31, 2002, primarily as a result of the acquisition of a total of nine properties in October and November 2003. Net loss was $1,329,000 compared with the Predecessor’s net loss of $1,627,000. Funds from operations (FFO, as defined by NAREIT) was $43,000 compared with a loss of $304,000 for the Predecessor. EBITDA, which represents Earnings before Interest (except for interest related to our mezzanine loans), Income Taxes, Depreciation, and Amortization, and excludes the portion of these items attributable to minority interest, was $297,000 compared with $1,528,000 for the Predecessor. The decreases in FFO and EBITDA primarily relate to approximately $3,072,000 of corporate general and administrative expenses that the Company incurred after its IPO, which includes approximately $636,000 of non-cash stock-based compensation. No such costs were incurred prior to that time. The addition of the nine properties

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14180 Dallas Parkway, 9th Floor, Dallas, TX 75254	Phone: (972) 490-9600

AHT Announces Fourth Quarter Results

March 24, 2004

acquired in the fourth quarter contributed approximately $6,117,000 to the Company’s total revenues and approximately $548,000 in net income to both the fourth quarter and full year results.

Financial Results – 2003

Combined total revenue for the year ended December 31, 2003, increased 19.6% to $42,279,000 from $35,358,000 for the Predecessor’s year ended December 31, 2002. Combined net loss was $3,920,000 compared with the Predecessor’s net loss of $3,093,000. FFO was $647,000 compared with $1,741,000 for the Predecessor. EBITDA was $5,449,000 compared with $8,223,000 for the Predecessor. Both FFO and EBITDA decreased primarily due to costs incurred after the Company’s IPO, as discussed above.

On October 16, 2003, the Company exercised its option to reassign its rights under its asset management and consulting contracts back to an affiliate until January 1, 2004, in order to meet real estate investment trust (“REIT”) eligible-income thresholds in 2003. However, the related guarantee of payment associated with these fees was extended for a like period.

Both FFO and EBITDA are non-GAAP financial measures within the meaning of the Securities and Exchange Commission rules. FFO is computed in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the NAREIT definition differently than us. Neither FFO nor EBITDA represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions. However, management believes both FFO and EBITDA to be key measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance.

Operating Results – Direct Hotel Investments

RevPAR for the Company’s hotels for the fourth quarter of 2003 increased 1.3% to $64.12 from $63.28 due to a 40-basis point decrease in occupancy to 66.3%, offset by a 2% increase in ADR to $96.79. For 2003, RevPAR for the Company’s hotels increased 1.8% to $69.56 from $68.31 on the strength of a 300-basis point increase in occupancy to 71.5%, offset by a 2.5% decrease in ADR to $97.28.

Balance Sheet

As of December 31, 2003, the Company had approximately $43.8 million of variable-rate debt outstanding at a weighted average interest rate of 5.0% and approximately $6.4 million of fixed-rate debt outstanding at an interest rate of 7.08%. Of the total variable-rate debt, $27.8 million represented mortgage debt secured during the fourth quarter on five properties. Ashford ended the year with approximately $76.3 million of cash and equivalents. Subsequent to the end of the year, the Company secured a three-year, $60 million credit facility at an interest rate of 325 basis points over LIBOR. Subject to certain conditions, the credit facility can be increased to $75 million. The Company currently has $10.2 million of availability under this facility and $25 million in cash, as well as additional borrowing capacity on its unencumbered assets.

Fourth Quarter Investment Activity

During the fourth quarter, the Company acquired a five-property, 894-suite portfolio of Embassy Suites Hotels® and Doubletree Guest Suites® hotels from FelCor Lodging Trust for approximately $50.0 million in cash and a four-property, 393-room portfolio of limited service hotels for $33.9 million in cash from Noble Investment Group. The purchase price of the portfolios equated to trailing 12-month EBITDA multiples of 8.8x and 9.4x, respectively. The Company intends to invest an additional $8.2 million and $1 million, respectively, in these acquired assets for renovation. Ashford did not incur any capital expenditures related to these investments in the fourth quarter.

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AHT Announces Fourth Quarter Results

March 24, 2004

The Company also closed on the purchase of a $10 million junior mezzanine loan on the Hilton Times Square in New York City. On an unleveraged basis, Ashford receives an initial yield of 11% on this high-profile investment. Ashford acquired the loan from Bear Stearns Commercial Mortgage, the originator of the $42.9 million first mortgage, $26.1 million senior mezzanine and the $10 million junior mezzanine loans related to this property.

Monty J. Bennett, President and CEO of Ashford Hospitality Trust, stated, “Consistent with our outlook at the end of the third quarter, the second half of 2003 was stronger than the first half with greater levels of business travel. The operating results in our portfolio highlight this improved environment with increases in RevPAR.

“The majority of our investment activity has taken place subsequent to the end of the fourth quarter, but the completion of our first mezzanine investment and the two portfolio acquisitions in the quarter were great momentum builders. The level of activity picked up as we expected it would, and we have been able to diversify the portfolio by capital structure, brand, segment, location and investment type. The completion of a secured financing and closing of our new credit facility were also important accomplishments that have positioned us to continue to successfully execute our investment strategy.”

Subsequent Investment Activity

On January 26, 2004, the Company announced the acquisition of a $15 million subordinated first-mortgage loan receivable related to the 1,225-room Adam’s Mark Hotel in Denver, Colorado. The loan bears interest at 900 basis points over LIBOR, matures in January 2006, and provides for three one-year extension options subject to certain conditions.

On February 26, 2004, the Company announced it had agreed to acquire the Sea Turtle Inn in Atlantic Beach, Florida, for approximately $23.1 million, consisting of approximately $4.9 million in cash, approximately $15.7 million in assumed mortgage debt, and approximately $2.5 million of limited partnership units based on the market price of the Company’s common stock. The purchase price equates to a 10.1x trailing twelve month EBITDA multiple. Ashford expects to close the acquisition by the end of March 2004.

On March 4, 2004, the Company acquired a $25 million mezzanine loan receivable secured by 17 hotel properties totaling 5,354 rooms. The mezzanine loan bears interest at 870 basis points over LIBOR with a 2.5% LIBOR floor, matures in July 2005, and provides for three one-year extension options subject to certain conditions.

On March 16, 2004, the Company announced a definitive agreement to acquire the 187-room Sheraton Bucks County and adjacent office building complex near Philadelphia, Pennsylvania, for approximately $16.7 million in cash. The purchase price equates to a trailing 12-month EBITDA multiple of 7.6x including the office building and an EBITDA multiple of 6.5x after the planned sale of the office building. The acquisition is expected to close in May 2004. Ashford intends to invest approximately $5.65 million in renovating the asset with completion expected by the end of 2005.

On March 22, 2004, the Company announced the acquisition of a $15 million mezzanine loan receivable related to the 273-suite Embassy Suites Logan Airport in Boston, Massachusetts. The mezzanine loan bears interest at 1,025 basis points over LIBOR with a 1.75% LIBOR floor, matures in March 2007, and provides for two one-year extension options subject to certain conditions.

On March 24, 2004, the Company reached a definitive agreement to acquire the 133-suite SpringHill Suites at Baltimore Washington International Airport for total consideration of $15,860,000. The purchase price equates to a 10.3x trailing twelve month EBITDA multiple. The acquisition is expected to close in April 2004. The purchase price includes approximately $9,060,000 in cash and approximately

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AHT Announces Fourth Quarter Results

March 24, 2004

$6,800,000 in non-recourse debt that bears interest at 350 basis points over the 30-day yield on Commercial Paper based upon a 20-year amortization schedule. The loan matures in April 2011, can be prepaid subject to declining premiums and provides a one-time option to borrow additional funds subject to certain conditions.

On March 24, 2004, the Company acquired a $6.6 million mezzanine loan receivable related to the 231-suite Northland Inn and Executive Conference Center in Brooklyn Park, Minnesota. The mezzanine loan bears interest at 1,000 basis points over LIBOR with a 2% LIBOR floor and matures in January 2006. In addition, if certain operating conditions are met, the Company will receive an additional interest payment equal to a 15% accrual upon maturity.

On March 24, 2004, the Company completed the previously announced acquisition of the 210-room Residence Inn in Lake Buena Vista, Florida, for approximately $25.3 million in cash. The purchase price equates to a 9.7x trailing twelve month EBITDA multiple.

Mr. Bennett concluded, “Our investment pace has clearly accelerated since the end of the year as we have begun to reap the benefits of carefully allocating our capital as well as building strategic relationships with sellers, brokers and lending partners and raising the awareness of our lending and participation programs.”

First Quarter 2004 Dividend

On March 15, 2004, the Company declared its first dividend of $0.06 per fully diluted share to shareholders of record as of March 31, 2004. The dividend is payable on April 15, 2004, three months earlier than the Company had originally anticipated. With the pace of investments accelerating since the end of the year, the Company expects its investment strategy will position the Company to increase the dividend over the course of 2004.

2004 Outlook

Mr. Bennett concluded, “Our industry outlook for 2004 is more optimistic than it was in 2003. Historically, we have seen that lodging demand in the United States correlates to U.S. GDP growth, with typically a two quarter lag period. Given the relatively strong U.S. GDP growth in the second half of 2003 and the forecasts for 2004, we are optimistic about improvement in lodging demand in 2004 and 2005. In addition, based on these GDP forecasts, as well as the anticipated strengthening of corporate profits and capital investment, we expect an increase in business-related travel and improvement in the pace of group bookings.”

Investor Conference Call and Simulcast

Ashford Hospitality Trust, Inc. will conduct a conference call at 10:00 am EST on March 25, 2004, to discuss the fourth quarter results. The number to call for this interactive teleconference is 913-981-5508. A seven-day replay of the conference call will be available by dialing 719-457-0820 and entering the pass code: 524690.

The Company will also provide an online simulcast and rebroadcast of its fourth quarter 2003 earnings release conference call. The live broadcast of Ashford’s quarterly conference call will be available online at the Company’s website at www.ahtreit.com as well as www.firstcallevents.com/service/ajwz399339519gf12.html on March 25, 2004, beginning at 10:00 a.m. EST. The online replay will follow shortly after the call and continue through April 25, 2004.

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AHT Announces Fourth Quarter Results

March 24, 2004

* * * * *

Ashford Hospitality Trust is a self-administered real estate investment trust focused exclusively on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans, and sale-leaseback transactions. Additional information can be found on the Company’s website at www.ahtreit.com

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, our understanding of our competition, current market trends and opportunities, and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the section entitled “Risk Factors” in Ashford’s Registration Statement on Form S-11, as amended (File Number 333-105277), and from time to time, in Ashford’s other filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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AHT Announces Fourth Quarter Results

March 24, 2004

ASHFORD HOSPITALITY TRUST, INC. AND PREDECESSOR
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

	The Company	The Predecessor
	Quarter Ended	Quarter Ended
	December 31,	December 31,
	2003	2002
	(unaudited)	(unaudited)
REVENUE
Rooms	$12,229,711	$6,562,354
Food and beverage	2,065,984	1,426,007
Other	437,222	313,337

Total hotel revenue	14,732,917	8,301,698
Interest income from mezzanine loans	110,000	—
Asset management fees from related parties	26,728	—

Total Revenue	14,869,645	8,301,698
EXPENSES
Hotel operating expenses
Rooms	2,968,725	1,603,367
Food and beverage	1,528,465	1,083,339
Other direct	326,406	152,744
Indirect	5,051,170	2,993,560
Management fees, including related parties	552,483	246,915

Total hotel expenses	10,427,249	6,079,925
Property taxes, insurance, and other	1,008,068	694,134
Depreciation and amortization	1,675,341	1,322,540
Corporate general and administrative:
Stock-based compensation	636,237	—
Other corporate general and administrative	2,435,928	—

Total Operating Expenses	16,182,823	8,096,599

OPERATING INCOME (LOSS)	(1,313,178)	205,099

Interest income	165,846	12,489
Interest expense	(332,011)	(1,844,294)

Loss before minority interest and provision for income taxes	(1,479,343)	(1,626,706)

Provision for income taxes	(142,178)	—
Minority interest	292,360	—

NET LOSS	$(1,329,161)	$(1,626,706)

Basic and diluted loss per share	(0.05)

Weighted average basic and diluted shares outstanding	25,015,730

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AHT Announces Fourth Quarter Results

March 24, 2004

ASHFORD HOSPITALITY TRUST, INC. AND PREDECESSOR
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

	The Company	The Predecessor	Company & Predecessor	The Predecessor
	Period From	Period From	Year Ended	Year Ended
	August 29, 2003 to	January 1, 2003 to	December 31,	December 31,
	December 31, 2003	August 28, 2003	2003	2002
REVENUE
Rooms	$14,994,567	$19,688,349	$34,682,916	$28,529,640
Food and beverage	2,529,109	3,629,807	6,158,916	5,698,029
Other	507,794	681,656	1,189,450	1,130,112

Total hotel revenue	18,031,470	23,999,812	42,031,282	35,357,781
Interest income from mezzanine loans	110,000	—	110,000	—
Asset management fees from related parties	137,319	—	137,319	—

Total Revenue	18,278,789	23,999,812	42,278,601	35,357,781
EXPENSES
Hotel operating expenses
Rooms	3,601,465	4,511,632	8,113,097	6,461,721
Food and beverage	1,901,778	2,801,002	4,702,780	4,183,371
Other direct	402,536	498,085	900,621	621,693
Indirect	6,136,070	8,687,362	14,823,432	12,370,304
Management fees, including related parties	651,480	718,408	1,369,888	1,059,867

Total hotel expenses	12,693,329	17,216,489	29,909,818	24,696,956
Property taxes, insurance, and other	1,257,968	1,600,082	2,858,050	2,437,482
Depreciation and amortization	2,016,899	2,915,777	4,932,676	4,833,551
Corporate general and administrative:
Stock-based compensation	864,452	—	864,452	—
Other corporate general and administrative	3,138,498	—	3,138,498	—

Total Operating Expenses	19,971,146	21,732,348	41,703,494	31,967,989

OPERATING INCOME (LOSS)	(1,692,357)	2,267,464	575,107	3,389,792

Interest income	266,333	22,800	289,133	53,485
Interest expense	(417,060)	(4,583,146)	(5,000,206)	(6,536,195)

Loss before minority interest and provision for income taxes	(1,843,084)	(2,292,882)	(4,135,966)	(3,092,918)

Provision for income taxes	(142,178)	—	(142,178)	—
Minority interest	357,943	—	357,943	—

NET LOSS	$(1,627,319)	$(2,292,882)	$(3,920,201)	$(3,092,918)

Basic and diluted loss per share	$(0.07)

Weighted average basic and diluted shares outstanding	24,627,298

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AHT Announces Fourth Quarter Results

March 24, 2004

ASHFORD HOSPITALITY TRUST, INC. AND PREDECESSOR
CONSOLIDATED AND COMBINED BALANCE SHEETS

	The Company	The Predecessor

	December 31,	December 31,
	2003	2002
ASSETS
Investment in hotel properties, net	$173,723,998	$85,246,801
Cash and cash equivalents	76,254,052	2,968,814
Restricted cash	1,373,591	3,353,554
Accounts receivable, net of allowance of $19,408 and $9,368, respectively	1,534,843	1,226,152
Inventories	262,619	210,620
Notes receivable	10,000,000	—
Deferred costs, net	2,386,937	1,278,832
Prepaid expenses	1,577,628	772,008
Other assets	550,636	44,572
Due from affiliates	218,113	315,093

Total assets	$267,882,417	$95,416,446

LIABILITIES AND OWNERS’ EQUITY
LIABILITIES:
Mortgage notes payable	$50,201,779	$82,126,150
Capital leases payable	456,869	621,351
Accounts payable	2,127,611	1,053,632
Accrued payroll expense	1,035,985	366,974
Accrued vacation expense	288,634	202,967
Accrued sales and occupancy taxes	512,086	293,804
Accrued income taxes	142,178	—
Accrued real estate taxes	1,265,767	638,025
Accrued expenses	1,138,600	411,594
Accrued interest	189,344	301,388
Due to affiliates	584,643	89,607

Total liabilities	57,943,496	86,105,492
Minority interest	37,646,673	—
Commitments and contingencies
OWNERS’ EQUITY:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 25,730,047 shares issued and outstanding	257,300	—
Additional paid-in capital	179,226,668	—
Unearned compensation	(5,564,401)	—
Accumulated deficit	(1,627,319)	—
Owners’ equity	—	9,310,954

Total owners’ equity	172,292,248	9,310,954

Total liabilities and owners’ equity	$267,882,417	$95,416,446

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AHT Announces Fourth Quarter Results

March 24, 2004

The following table illustrates the key performance indicators for our portfolio for the three months and year ended December 31, 2003 and 2002 (unaudited):

	Quarter Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Consolidated (all properties) RevPar
RevPar	$64.12	$63.28	$69.56	$68.31
ADR	$96.79	$94.86	$97.28	$99.77
Occupancy	66.30%	66.70%	71.50%	68.50%

ASHFORD HOSPITALITY TRUST, INC. AND PREDECESSOR
FFO
(Unaudited)

	The Company	The Predecessor
	Quarter Ended	Quarter Ended
	December 31,	December 31,
	2003	2002
NET LOSS	$(1,329,161)	$(1,626,706)

Exclude:
Real estate depreciation and amortization	(1,673,616)	(1,322,540)
Minority interest	292,360	—

	(1,381,256)	(1,322,540)

Gross FFO	52,095	(304,166)
FFO related to minority interest	9,393	—

FFO	$42,702	$(304,166)

	The Company	The Predecessor	Company & Predecessor	The Predecessor
	Period From	Period From	Year Ended	Year Ended
	August 29, 2003 to	January 1, 2003 to	December 31,	December 31,
	December 31, 2003	August 28, 2003	2003	2002
NET LOSS	$(1,627,319)	$(2,292,882)	$(3,920,201)	$(3,092,918)

Exclude:
Real estate depreciation and amortization	(2,015,019)	(2,915,777)	(4,930,796)	(4,833,551)
Minority interest	357,943	—	357,943	—

	(1,657,076)	(2,915,777)	(4,572,853)	(4,833,551)

Gross FFO	29,757	622,895	652,652	1,740,633
FFO related to minority interest	5,365	—	5,365	—

FFO	$24,392	$622,895	$647,287	$1,740,633

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AHT Announces Fourth Quarter Results

March 24, 2004

ASHFORD HOSPITALITY TRUST, INC. AND PREDECESSOR
EBITDA
(Unaudited)

	The Company	The Predecessor
	Quarter Ended	Quarter Ended
	December 31,	December 31,
	2003	2002
NET LOSS	$(1,329,161)	$(1,626,706)

Exclude:
Interest income	165,846	12,489
Interest expense	(332,011)	(1,844,294)
Minority interest	292,360	—
Depreciation and amortization	(1,675,341)	(1,322,540)
Income taxes	(142,178)	—

	(1,691,324)	(3,154,345)

Gross EBITDA	362,163	1,527,639
EBITDA related to minority interest	65,298	—

EBITDA	$296,865	$1,527,639

	The Company	The Predecessor	Company & Predecessor	The Predecessor
	Period From	Period From	Year Ended	Year Ended
	August 29, 2003 to	January 1, 2003 to	December 31,	December 31,
	December 31, 2003	August 28, 2003	2003	2002
NET LOSS	$(1,627,319)	$(2,292,882)	$(3,920,201)	$(3,092,918)

Exclude:
Interest income	266,333	22,800	289,133	53,485
Interest expense	(417,060)	(4,583,146)	(5,000,206)	(6,536,195)
Minority interest	357,943	—	357,943	—
Depreciation and amortization	(2,016,899)	(2,915,777)	(4,932,676)	(4,833,551)
Income taxes	(142,178)	—	(142,178)	—

	(1,951,861)	(7,476,123)	(9,427,984)	(11,316,261)

Gross EBITDA	324,542	5,183,241	5,507,783	8,223,343
EBITDA related to minority interest	58,515	—	58,515	—

EBITDA	$266,027	$5,183,241	$5,449,268	$8,223,343

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AHT Announces Fourth Quarter Results

March 24, 2004

ASHFORD HOSPITALITY TRUST, INC. AND PREDECESSOR
HOTEL OPERATING PROFIT
(Unaudited)

	The Company	The Predecessor
	Three Months Ended	Three Months Ended
	December 31,	December 31,
	2003	2002
REVENUE
Rooms	$12,229,711	$6,562,354
Food and beverage	2,065,984	1,426,007
Interest income from mezzanine loans	110,000	—
Other	463,950	313,337

Total hotel revenue	14,869,645	8,301,698
EXPENSES
Hotel operating expenses
Rooms	2,968,725	1,603,367
Food and beverage	1,528,465	1,083,339
Other direct	326,406	152,744
Indirect	5,051,170	2,993,560
Management fees	552,483	246,915

Total hotel operating expenses	10,427,249	6,079,925
Property taxes, insurance, and other	1,008,068	694,134

HOTEL OPERATING INCOME	$3,434,328	$1,527,639

	The Company	The Predecessor	Company & Predecessor	The Predecessor
	Period From	Period From	Year Ended	Year Ended
	August 29, 2003 to	January 1, 2003 to	December 31,	December 31,
	December 31, 2003	August 28, 2003	2003	2002
REVENUE
Rooms	$14,994,567	$19,688,349	$34,682,916	$28,529,640
Food and beverage	2,529,109	3,629,807	6,158,916	5,698,029
Interest income from mezzanine loans	110,000	—	110,000	—
Other	645,113	681,656	1,326,769	1,130,112

Total hotel revenue	18,278,789	23,999,812	42,278,601	35,357,781
EXPENSES
Hotel operating expenses
Rooms	3,601,465	4,511,632	8,113,097	6,461,721
Food and beverage	1,901,778	2,801,002	4,702,780	4,183,371
Other direct	402,536	498,085	900,621	621,693
Indirect	6,136,070	8,687,362	14,823,432	12,370,304
Management fees	651,480	718,408	1,369,888	1,059,867

Total hotel operating expenses	12,693,329	17,216,489	29,909,818	24,696,956
Property taxes, insurance, and other	1,257,968	1,600,082	2,858,050	2,437,482

HOTEL OPERATING INCOME	$4,327,492	$5,183,241	$9,510,733	$8,223,343

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